Exhibit 99.1

NEWS RELEASE Woodward, Inc. 1000 E. Drake Road Fort Collins, CO 80525 USA Tel: 970-482-5811

FOR IMMEDIATE RELEASE

CONTACT:	Don Guzzardo Director, Investor Relations & Treasury 970-498-3580 Don.Guzzardo@Woodward.com

Woodward Increases Revolving Credit Facility

Fort Collins, Colo., May 1, 2015 – Woodward, Inc. (NASDAQ: WWD) today announced that it amended its current revolving credit facility, increasing the borrowing capacity from $600 million to $1.0 billion. The terms and conditions of the amended credit agreement are similar to the current agreement. The amended facility matures in five years, on April 28, 2020.

About Woodward, Inc.

Woodward is an independent designer, manufacturer, and service provider of control system solutions and components for the aerospace and energy markets. The company’s innovative fluid, combustion, electrical, and motion control systems help customers offer cleaner, more reliable, and more efficient equipment. Our customers include leading original equipment manufacturers and end users of their products. Woodward is a global company headquartered in Fort Collins, Colorado, USA. Visit our website at www.woodward.com, and connect with us at www.facebook.com/woodwardinc.

Notice Regarding Forward-Looking Statements

The statements in this release contain forward-looking statements that involve risks and uncertainties, including statements concerning the company’s quarterly cash dividend. Actual results could differ materially from projections or any other forward-looking statements and we have no obligation to update our forward-looking statements. Factors that could affect performance and could cause actual results to differ materially from projections and forward-looking statements are described in Woodward’s Annual Report and Form 10-K for the year ended September 30, 2014 and any subsequently filed Quarterly Report on Form 10-Q.

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